STATE OF DELAWARE
CERTIFICATE OF AMENDMENT TO
CERTIFICATE OF TRUST

Pursuant to Title 12, Section 3810(b) of the Delaware Statutory Trust Act, the undersigned Trust executed the following Certificate of Amendment:

1.	Name of Statutory Trust: MEMORIAL FUNDS

2.	The Certificate of Amendment to the Certificate of Trust is hereby amended as follows: the name shall change from “MEMORIAL FUNDS” to “MONTEAGLE FUNDS”

3.	The Annex A to the Certificate of Trust is hereby amended (see attachment) to reflect all current Series of the Trust as follows: the name shall change from “MEMORIAL FUNDS” to “MONTEAGLE FUNDS”

4.	This Certificate of Amendment shall be effective upon filing.

IN WITNESS WHEREOF, pursuant to the Board of Trustees meeting on January 30, 2006, the undersigned have executed this Certificate on the 14th day of February, 2006.

By: _________/s/____________________________
Carl C. Peterson
President and Trustee

Annex A

(Amendment)

Series	Class	Date Created

Fixed Income Fund	No-load	March 30, 1998
(previously the Government Bond Fund)

Quality Growth Fund	No-load	March 30, 1998
(previously the Growth Equity Fund)

Select Value Fund	No-load	March 30, 1998
(previously the Value Equity Fund)

Large-Cap Growth Fund	No-load	April 1, 2006

Value Fund	No-load	April 1, 2006